VERTICAL MARKET

                    SOFTWARE DEVELOPMENT/LICENSING AGREEMENT

         THIS AGREEMENT is made and entered into this 12th day of October, 1994, between, Thinking Tools, Inc., a California Corporation, with a principal place of business at One Lower Ragsdale Drive, Building One, Suite 250, Monterey, CA, 93940, ("Developer"), and Coopers & Lybrand L.L.P., a Delaware limited liability partnership with offices at 1301 Avenue of the Americas, New York, NY, 10019 ("Licensee") who hereby agree as follows:

         1.       Introduction

                  Licensee is interested in securing Developer to create and license to Licensee the Original Work described in Exhibit A attached hereto. Developer is interested in developing the Original Work and licensing the same to Licensee pursuant to the terms and for the purposes expressed in this Agreement.

         2.       Definitions

                  (a) "Conversion": A version of a software program similar in look, feel, use and play to an end user of the software program upon which it is based, but which is a SKU other than the SKU of the software program.

                  (b) "Original Work": The work or product to be created by Developer pursuant to this Agreement, and as generally defined in Exhibit A, including the title of the work, executable software code (but excluding the source code or any object modules), any end-user documentation, manuals, artwork, promotional and other materials related to the same, except for any end-user documentation, manuals, artwork, promotional and other materials prepared by licensee or by third parties with licensee's assistance, all of which shall be the property of the licensee or third party, as the case may be. If Developer has performed for Licensee a design study, the term "Original Work" shall further include the design study as developed by Developer. The term Original Work shall also include any New Version, Translation, or Conversion to the product created by Developer pursuant to this Agreement or any other Agreement subsequently entered into between Developer and Licensee.

                  (c) "Derivative Work": Any product that is based on or derived from the Original Work which contains code from the Original Work, or utilizes any artwork from the Original Work, and in whatever medium incorporated. Derivative Work shall include, in addition, any work or product considered derivative pursuant to 17 U.S.C. Section 101 to the Original Work for purposes of this Agreement. Notwithstanding the above, Derivative Work shall exclude any work considered a part of the Original Work under this Agreement.

                  (d) "Licensee Material": All information and materials provided to Developer by Licensee or Licensee's agents, during the course of the development of the Original Work, including, but not limited to, comments, design notes, images, likenesses, and the layout and design of any of Licensee's facilities, plant, physical operations or other such properties of Licensee included in the artwork of the Original Work.

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                  (e) "New Version": An updated version of the Original
Work correcting for errors or incorporating minor improvements or modifications.

                  (f) "Point Of Contact": An individual appointed by Licensee, and one appointed by Developer to facilitate the communication and exchange of information between the parties. As of the date of this agreement, the Point Of Contact individuals for Developer and Licensee are the individuals listed in Exhibit A to this Agreement. All notices required under this Agreement, any information to be exchanged, and all reports or comments concerning the Original Work, including delivery of the Original Work itself, shall be through and to the Point of Contact unless otherwise provided for herein.

                  (g) "Territory": The geographical area expressed in Exhibit A.

                  (h) "Translation": A version of a software program in a language other than that of the original program (i.e., French, German, English, etc.) but otherwise generally identical to the software program.

         3.       Grant of Rights

                  (a) Subject to the terms of this Agreement, Licensee hereby commissions Developer to create the Original Work for the consideration provided for herein and for the licensing of the same to Licensee for the Territory, on the terms and for the uses specified in Exhibit A. Licensee understands that the license of the Original Work to Licensee is non-transferable or assignable except as provided in Exhibit A to this Agreement.

                  (b) In order to protect Licensee's Confidential Information and trademarks/logo, Licensee hereby grants to Developer a fully paid up and perpetual worldwide license for the use of Licensee's Confidential Information and trademarks/logo solely for incorporation of the same into the Original Work as licensed to Licensee. Licensee grants to Developer a fully paid up and perpetual worldwide license to incorporate all other Licensee Material for use in the Original Work and/or any Derivative Work.

                  (c) Title to the Original Work and any Derivative Work, including all components thereto, shall vest and remain with Developer.

                  (d) Developer and Licensee agree that: (a) the copyright for the P/Q Matrix, shown in Exhibit C, is jointly owned by Developer and Licensee;
(b) both Developer and Licensee have the right to use the P/Q Matrix for any purpose; and (c) Developer and Licensee shall each be responsible for its use of the P/Q Matrix.

         4.       Developer Obligations

                  (a) Developer shall assign technically competent software personnel to the development of the Original Work, and agrees to use its best efforts to develop and license the Original Work to Licensee as is provided for in the Milestones To Completion provided for in

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Exhibit B to this Agreement. Due to the nature of custom programming of this type, the Milestones provided for in Exhibit B are estimates only, and Developer makes no guarantee that all or any of the Milestones will be met as originally contemplated. If, however, Developer believes that a Milestone is not achievable by Developer, Developer shall contact Licensee, in writing and to Licensee's Point of Contact, and specify the Milestones which may not be achieved within the schedule originally provided for or at all, the reason for the delay or modification, and proposed remedial measures to mitigate the same. The parties shall meet and confer on the development of new or additional Milestones, or for the modification of the dates for existing Milestones, and as regards the completion of the Original Work.

                  (b) If, in the development of the Original Work, Developer is or becomes of the opinion that the Original Work is not possible as anticipated by Licensee, Developer shall contact Licensee, in writing to Licensee's Point of Contact, and provide to the same Developer's foundation for Developer's conclusion concerning the feasibility of the Original Work, the modifications to the Original Work necessary to render the same feasible and/or useful to Licensee and any new or modified Milestone necessitated by the same. Developer and Licensee shall meet and confer on the modifications proposed by Developer, and to work in good faith to resolve the conceptual obstacles as presented. If, however, Developer or Licensee in good faith believe these problems are not surmountable, or the remedial measures necessary to resolve the same would either render the Original Work unusable by Licensee or uneconomical for Developer to develop, either may terminate this Agreement at such time. Upon termination under this paragraph, only payments then due from Licensee shall be and become immediately payable, however no unaccrued payments will be due pursuant to this Agreement thereafter, and the license granted to Licensee herein shall terminate. Upon termination of this Agreement under this paragraph, all materials and software provided to or exchanged between the parties hereto shall be resumed.

                  (c) Six-Month Maintenance and Updates. Developer agrees that for a period of six-months following the date of acceptance, Developer shall, at its expense, correct any errors in the Original Works which comes to its attention that has a significant negative effect on the sales or perception of the product as mutually agreed to by Developer and Licensee. These corrections are limited to the functionality and features of the Original Work as described in Exhibit A. Developer agrees to release a New Version of the Original Work which includes any agreed to corrections and/or minor improvements within the Six-Month Maintenance and Update period if requested by Licensee. At Licensee's option and cost, Developer will place such portions of the source or object code of which the Original Work is comprised, and a list of commercially available third party software tools required, into a mutually agreeable escrow account for the use of the same by Licensee solely for the support and maintenance of the Original Work and solely in the event of Developer's inability to continue providing such maintenance, support and update services.

                  (d) Delivery of Original Work. Delivery of all materials and updates, including the Original Work itself, shall be made to Licensee, FOB Developers principal place of business.

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         5.       Licensee Obligations

                  (a) Licensee understands that the Original Work is to be designed to the specifications and with the data and other information to be supplied by Licensee, and that Licensee's integral involvement is necessary to the successful completion of the Original Work as called for herein.

                  (b) Licensee shall review the progress of the Original Work at various stages of development of the same. Developer shall submit the Original Work to Licensee at regular intervals for review and comment by Licensee, and Licensee shall provide timely review responses, suggestions and objections to Developer concerning the same. Licensee shall submit the response, suggestions and objections, in writing, to Developer's Point of Contact, no greater than fifteen (15) days after submission of the Original Work as then developed for Licensee's review. Failure to respond to the submitted work, or any part thereof, within the fifteen (15) day period (unless the same is extended by mutual written agreement of the parties) shall be deemed acceptance of the same as meeting Licensee's requirements.

                  (c) If at any time during the development of the Original Work Licensee believes that, due to the modifications or additions made in the revision then under consideration, the Original Work is or will not be of a nature or quality reasonably required by Licensee, Licensee shall immediately notify Developer in writing of the same, including a written detail of the modifications necessary to cause the Original Work to be or become suitable. If Developer is unable or unwilling to modify the same as requested, and an irreconcilable conflict should arise, the parties shall submit the issue to binding Arbitration under the rules of the American Arbitration Association provided, however, that the arbitration panel selected shall include no less than two individuals with significant experience in software development. The decision of the arbitration panel as to how the issues or conflicts are to be equitably addressed by the parties shall be final.

         6.       Copyright and Intellectual Property Interests

                  (a) Licensee agrees to take all actions and cooperate as is necessary or reasonably requested of Licensee by Developer to secure, evidence and protect Developer's ownership interest in the Original Work or any Derivative Work, including the copyrightability and the vesting of any copyright or tradename of the Original Work or any Derivative Work in Developer. Licensee and Developer further agree to execute such documents as might be necessary to carry out this provision.

                  (b) The name and logo of Developer, and appropriate intellectual property notices, shall appear on the sign-on or initial screen of the Original Work, and any documentation for the same, provided, however, that the display of Developer's Logo and other notices shall in no event exceed the prominence of Licensee's name or logo.

                  (c) Developer agrees to assign to Licensee the trade name selected by Licensee for its use on the Original Work, and will take all action and cooperate as is necessary or reasonably

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requested by Licensee to secure, evidence and protect Licensee's ownership interest, including the copyright ability and the vesting of any copyright in such trade name (provided such trade name is not then in use by Developer or any of its affiliates).

         7.       Payments

                  (a) Payments. Licensee shall pay Developer the development fees and/or royalties as provided for and in accordance with Exhibit B to this Agreement. All payments shall be due within thirty (30) days of Developer's invoice for the same. Payments shall be made directly to Developer's principal place of business via certified, or registered US mail, return receipt requested, wire transfer, DHL, UPS or Federal Express.

                  (b) Currency and Conversion. All payments made pursuant to this Agreement shall be made in United States dollars. Where conversion from a local currency to United States currency is necessary for payment, all royalties and receipts for the period for which payment is made shall be converted as of the exchange rate applicable as of the last day of the period to which payment relates. Licensee agrees to bear any costs of conversion.

                  (c) Time is of the essence in all payments pursuant to this Agreement, and any unpaid amounts not paid within ten days of the due date for the same shall include a late payment penalty in the amount of five percent (5%) of the amount unpaid and shall further bear interest of 1.5% per month, compounded annually, on the unpaid balance.

         8.       Warranties and Indemnification

                  (a) Title. Developer warrants that the Original Work, exclusive of Licensee Material, will be an original work of authorship and shall incorporate only such software and artwork as is owned or licensed by Developer. Developer warrants that Developer will have good and marketable title or license to the Original Work, exclusive of Licensee Material, sufficient to license the same to Licensee as provided for in this Agreement. Developer further warrants that Developer has no knowledge of any fact or event which would preclude Developer from entering into this Agreement or to carry out the obligations contained herein.

                  (b) Developer makes no warranties with respect to the Original Work, or any documentation thereof, either express or implied, including without limitation any warranties as to the merchantability or fitness for a particular purpose or quality thereof. Developer does not warrant, for example, that the Original Work will be free of errors or that its use will be uninterrupted, nor does Developer warrant that any data or calculation included in the Original Work will be accurate or materially correct.

                  (c) Developer agrees to indemnify, defend and hold Licensee harmless from any and all claims by subcontractors of Developer, and for whatever reason, excluding, however, claims of or relating to the Licensee Material.

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                  (d) Developer agrees to indemnify, defend and hold Licensee harmless from any and all claims, and resulting losses, damages or expenses, that the Original Work, the Derivative Work or the New Version infringe any U.S. patents, copyrights or trade secrets, trademarks or similar proprietary rights related to an item or component provided or work performed by the Developer, provided that Licensee gives Developer prompt notice thereof. If any such item or component thereof is in Developer's reasonable opinion likely to be held to constitute an infringing product, Developer shall at its expense and option either (i) procure for Licensee the right to use such item or component, (ii) replace it with a non-infringing item, or, (iii) modify it in a manner acceptable to Licensee to make it non-infringing.

                  (e) Licensee agrees to indemnify, defend and hold Developer harmless from any and all claims, based upon products liability or strict liability theories, by end users of the Original Work, or claims which are predicated upon the use of the Original Work or the content of any Licensee Material. The parties understand that the subject matter, accuracy and scope of the Original Work is within the specific area of Licensee's expertise, and Licensee is obligated under this Agreement to ensure the accuracy of the Original Work in these particulars and to the extent feasible.

                  (f) Neither party shall be responsible to the other, under any circumstances, for personal injury, consequential, punitive, lost profits or other damages. The sole remedy of the parties for any breach of this Agreement, but for the confidentiality and indemnification provisions hereof, shall be limited to the consideration provided for herein, rescission of this Agreement or injunctive relief, as is appropriate.

         9.       Term and Termination

                  (a) Term. The licenses granted herein shall be in perpetuity.

                  (b)     Effect of Termination.

                          (i)       Developers Right to Terminate. Developer
shall have the right to terminate this Agreement if Licensee materially defaults on any of its obligations under this Agreement unless, within thirty
(30) days after written notice of such default from Developer, Licensee takes such steps as would be reasonably required to cure the default in a timely fashion.

                           (ii)     Licensee's Right to Terminate. Except as
provided for herein, Licensee shall have the right to terminate this Agreement if Developer materially defaults on any of its obligations under this Agreement, unless within thirty (30) days after written notice of such default Developer takes such steps as would be reasonably required to cure the default in a timely fashion.

                           (iii)    Termination in Event of Bankruptcy. Either
party shall have the right immediately to terminate this Agreement if the other party makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law (which shall not be

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dismissed within sixty (60) days from the filing of any petition in connection therewith), whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise.

         10.      Confidentiality

                  (a) Retention of Proprietary Rights in Confidential Information. Each party may disclose to the other information concerning its inventions, confidential information, trade secrets, and confidential know-how ("Confidential Information") to further the performance of this Agreement. Except as provided for herein, all such Confidential Information disclosed hereunder shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto. The source code listings and the supporting documentation for the Original Work, and any documentation related thereto, are regarded as Confidential Information of Developer, and are subject to this non-disclosure provision.

                  Notwithstanding the above, Confidential Information shall not include, whether or not the same is marked as such or included on the Non-Disclosure List, information or materials (i) which is known to the public
(ii) which is already known to the receiving party prior to its disclosure (iii) which is lawfully received from third parties without obligations or confidentiality or (iv) which is developed by the receiving part independently of the information or materials received from the other party.

                  (b) Confidentiality. Each party agrees to maintain the Confidential Information of the other in confidence and to the same extent that it protects its own proprietary information in order to assure recognition and continued protection of the status of such information as a trade secret or confidential information, and further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such information. The obligation of this paragraph shall survive the termination of this Agreement for whatever reason.

         11.      Agreement not to Constitute Joint Venture

                  Nothing in this Agreement shall be construed as making either Developer, or Licensee the agent of, or in joint venture with, the other for any purposes.

         12.      Assignment

                  This Agreement and the rights and obligations hereunder shall not be assigned in whole or in part by either party without the prior written consent of the other, and any purported assignment without such written consent shall be void and of no effect. Licensee understands that Developer may contract with others to perform some or all or Developer's obligations hereunder, however any such agreement shall not absolve Developer of its responsibilities under this Agreement.

                  Notwithstanding the foregoing provision, Developer shall have the right to assign its right to payments hereunder without Licensee's consent, and either party may assign this

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Agreement without the other party's consent to any subsidiary or affiliate or to a successor by reason of merger, consolidation or sale or exchange of assets or other reorganization.

         13.      Notice

                  Any notice required or permitted to be given under this Agreement will be given in writing to the Point of Contact at their respective addresses as set forth in this Agreement. Notices will be deemed given on the earlier of (1) the date when the same is actually received or (2) five (5) days after mailing by certified or registered mail, return receipt requested, to the address of the receiving party. Address and Point of Contact may be changed by giving notice of the same pursuant to this paragraph.

         14.      Administrative Provisions

                  This Agreement represents the full and complete understanding of every kind or nature whatsoever between the parties hereto concerning this subject matter, may be executed in counterparts, and shall be construed in accordance with the laws of the State of California. All amendments or modifications to this Agreement shall be in writing and signed by all parties to this Agreement. This Agreement is severable and the invalidity of any term of condition shall not effect the validity of any other term or condition. The covenants, conditions and obligations herein contained shall apply to and bind any heirs, successors or assigns of the parties hereto.

                  Any delay or failure to enforce a provision of this Agreement shall not be deemed to constitute a waiver of the same. This Agreement shall be deemed executed in the County of Contra Costa, State of California, and any dispute relating to this Agreement or its performance shall be resolved by binding arbitration under the then existing rules of the American Arbitration Association to be conducted in said County. The powers of the Arbitrator(s) in such proceeding shall include the ability to grant injunctive relief as deemed appropriate.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[DEVELOPER] /s/ John Hiles                    LICENSEE /s/ Win Farrell
           ----------------                            -----------------
Date:      October 21, 1994                   Date:    October 25, 1994

By:        John Hiles                         By:      Win Farrell

Title:     President                          Title:   Principal

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                                    EXHIBIT A

         1.       Description of Original Work: TeleSim

                  TeleSim is a computer software, game-like simulation of the telecommunications market where the user creates and executes product strategies for their telecom company while competing with other telecom companies for market share, revenues, profits and customer awareness.

         2.       Features and Function of the Original Work

                  The features and functions of TeleSim are expressed in the beta release of TeleSim for NYNEX (Version 1.0).

         3.       License Territory

                  World-wide

         4.       Usage

                  TeleSim will be used to train the senior executives of the telecommunications industry, giving them an awareness of the nature of competing in a high technology, competitive market place.

         5.       License Terms

                  Developer hereby grants to Licensee a world-wide, perpetual license to use and without limitation, to reproduce, the Original Work subject to the following:

                           (i) For a period the greater of five years from Licensee's final acceptance of the Original Work or any period of one-year of non-use by Licensee, Developer shall not license or sell the Original Work worldwide without written approval from Licensee.

                           (ii) Notwithstanding the foregoing, Developer may use the Original Work in any product for use outside the telecommunications industry (such as a similar product for the senior executive group of another industry), and for any noncompetitive product, including other products for the telecommunications industry (such as process simulations of the physical plant of a telecommunications provider, the simulation of particular telecom plant and equipment or training products not focused upon senior executives of the telecom industry), provided however, that Developer shall not use Licensee's confidential information and trademarks.


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                                                             November 8, 1995

                                                             Fax: (212) 259-1337



Mr. Win Farrell
Coopers & Lybrand
1301 Avenue of the Americas
New York, New York  10019

Dear Mr. Farrell:

         By signing below, this letter will serve as an agreement that the royalty paid by Coopers & Lybrand to Thinking Tools, Inc. for sale of generic versions of TeleSim I (i.e., based on the AT&T version of TeleSim I) shall be 20% of the sales price or $2,000, whichever is greater. At no charge to Coopers & Lybrand, Thinking Tools, Inc. will include a customer identification screen for each customer, provided that the customer has signed a written authorization, that allows Thinking Tools, Inc. to utilize the customer's name and logo on that screen.

THINKING TOOLS, INC.             COOPERS & LYBRAND


       /s/ John E. Hiles             /s/ Win Farrell
-----------------------------    -----------------------------------------
By: John E. Hiles                By: Win Farrell


President                        Partner, Coopers & Lybrand Consulting LLP
-----------------------------    -----------------------------------------
         Title                            Title


November 20, 1995                11/9/95
-----------------------------    -----------------------------------------
         Date                             Date

                                    EXHIBIT A

         1.       Description of Original Work: TeleSim

                  TeleSim is a computer software, game-like simulation of the telecommunications market where the user creates and executes product strategies for their telecom company while competing with other telecom companies for market share, revenues, profits and customer awareness. Original Work shall include the TeleSim product created by AT&T.

         2.       Features and Function of the Original Work

                  The features and functions of TeleSim are expressed in the beta release of TeleSim for NYNEX (Version 1.0).

         3.       License Territory

                  World-wide

         4.       Usage

                  TeleSim will be used to train the senior executives of the telecommunications industry, giving them an awareness of the nature of competing in a high technology, competitive market place.

         5.       License Terms

                  Developer hereby grants to Licensee a world-wide, perpetual license to use and without limitation, to reproduce, the Original Work subject to the following:

                           (i) For a period the greater of five years from Licensee's final acceptance of the Original Work or any period of one-year of non-use by Licensee, Developer shall not license or sell the Original Work worldwide without written approval from Licensee.

                           (ii) Notwithstanding the foregoing, Developer may use the Original Work in any product for use outside the telecommunications industry (such as a similar product for the senior executive group of another industry), and for any noncompetitive product, including other products for the telecommunications industry (such as process simulations of the physical plant of a telecommunications provider, the simulation of particular telecom plant and equipment or training products not focused upon senior executives of the telecom industry), provided however, that Developer shall not use Licensee's confidential information and trademarks.


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